UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 4, 2015

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 4, 2015, Alliqua BioMedical, Inc. (the “Company”) issued a press release announcing that it had closed its previously announced public offering of 6,593,407 shares of its common stock at a public offering price of $4.55 per share. The Company sold an aggregate of 7,582,418 shares of its common stock, including 989,011 additional shares which the underwriters exercised their option to purchase, with total gross proceeds of $34.5 million, before deducting underwriting discounts and estimated offering expenses. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated May 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: May 4, 2015	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer